Exhibit 10.2

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), is dated as of July 31, 2022 and is made by and among INDEPENDENCE CONTRACT DRILLING, INC., a Delaware corporation ("ICD"), SIDEWINDER DRILLING LLC, a Delaware limited liability company (formerly known as ICD Operating LLC, and successor by merger to Patriot Saratoga Merger Sub, LLC) ("ICD Operating", and together with ICD, each a "Borrower" and collectively, "Borrowers"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, "Agent") and the Lenders party hereto.

RECITALS

Pursuant to that certain Credit Agreement, dated as of October 1, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among Borrowers, Agent and Lenders, Lenders have agreed to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof (capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement).

Borrowers have requested that Agent and Lenders agree to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Amendments to Credit Agreement. As of the effective date of this Amendment, the Credit Agreement is amended as follows:

1.1 Section 1.1. Section 1.1 of the Credit Agreement is amended by the addition of the following definitions, in alphabetical order, to read as follows:

"BHC Act Affiliate" of a Person means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

"Covered Entity" means any of the following:

(a) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

"Covered Party" has the meaning specified therefor in Section 17.20 of this Agreement.

"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

2 “ QFC ” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D). “ QFC Credit Support ” has the meaning specified therefor in Section 17.20 of this Agreement. “ Su pported QFC ” has the meaning specified therefor in Section 17.20 of this Agreement. “ Third Amendment Effective Date ” means July ___, 2022. “ U.S. Special Resolution Regimes ” has the meaning specified therefor in Section 17.20 of this Agreement. 1.2 Section 1.1, Eligible Accounts .. C lause (j) in the definition of “Eligible Accounts”, as set forth in Section 1.1 of the Credit Agreement, is amended and restated in its entirety to read as follows: (j) (1) Accounts with respect to an Account Debtor (other than as set forth in clause (j)(2) below) whose Eligible Accounts owing to Borrowers exceed 15% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account De btor deteriorates) of all Eligible Accounts, solely to the extent of the obligations owing by such Account Debtor in excess of such percentage and (2) Accounts with respect to Paloma Resources and any other Account Debtor approved by Agent in writing after the Third Amendment Effective Date , whose Eligible Accounts owing to Borrowers exceed 25% (such percentage, as applied to such Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Acc ount Debtor deteriorates) of all Eligible Accounts, solely to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that in each case, the amount of Eligible Accounts that are excluded because they exceed the fo regoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit, 1.3 Section 17 .. Section 17 of the Credit Agreement is amended by the a ddition of new Section 17.20 to read in its entirety as follows: 17.20 Acknowledgement Regarding Any Supported QFCs .. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or in strument that is a QFC (such support, “ QFC Credit Support ” and each such QFC a “ Supported QFC ”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insura nce Act and Title II of the Dodd - Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “ U.S. Special Resolution Regimes ”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States): In the event a Covered Entity that i s party to a Supported QFC (each, a “ Covered Party ”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Sup ported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Reg ime if the Supported QFC and such QFC Credit Support (and any such interest, obligation

3 and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covere d Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitte d to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. 2. No Other Changes .. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement and the Guaranty and Security Agreement shall remain in full force and effect and shall apply to any Advance thereunder. 3. Conditions Prec edent .. This Amendment shall become effective on the date when Agent shall have received a f ully executed counterpart of this Amendment properly executed by Borrower s .. 4. Representations and Warranties .. Each Borrower hereby represent s and warrant s to Agent and Lender as follows: (a) Such Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by such Borrower and constitute the legal, valid and binding obligation of such Borrower , enforceable in accordance with its terms, subject to applicable Federal and state bankruptcy and ins olvency laws affecting generally the rights of creditors. (b) The execution, delivery and performance by such Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to such Borrower , or the articles of incorporation or the by - laws of such Borrower , or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other mat erial agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected. (c) All of the representations and warranties contained in Section 4 of the Credit Agreement are correct on and as of the date hereof a s though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date in which case such representations and warranties shall be correct in all material respects as of such earlier date .. (d) No Def ault or Event of Default exists or has occurred and is continuing as of the date of this Amendment. 5. References .. As of the effective date of this Amendment, all references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit A greement as amended hereby; and any and all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

4 6. No Waiver .. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or other document held by Agent or any Lender, whether or not known to Agent or any Lender and whether or not existing on the da te of this Amendment. 7. Release .. Each Borrower hereby absolutely and unconditionally releases and forever discharges Agent and each member of the Lender Group, and any and all participants, parent corporations, subsidiary corporations, affiliated corporatio ns, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or descriptio n, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thin g whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. 8. Costs and Expenses .. Borrower hereby reaffirm s its agreement under the Credit Agreement to pay or reimburse Agent on demand for all costs and expenses incurred by Agent in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generali ty of the foregoing, Borrower specifically agree s to pay all reasonable fees and disbursements of counsel to Agent for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Borrower hereby agree s that Agent may, at any time or from time to time in its sole discretion and without further authorization by Borrower, make a loan to Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disburse ments, costs and expenses. 9. Governing Law .. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York. 10. Counterparts .. This Amendment may be exe cuted by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment. This Amendment may be executed in any number of counterparts, each of whic h shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed counterpart of a signature page of this Amendment will be as effective as delivery of a manually executed counterpart of th e Agreement. 11. Miscellaneous .. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining p rovisions of this Amendment in any jurisdiction. For the avoidance of doubt, this Amendment shall be deemed a Loan Document. [Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above. BORROWER S : INDEPENDENCE CONTRACT DRILLING INC. By: Name: Title: SIDEWINDER DRILLING LLC By: Name: Title: Philip A. Choyce Philip A. Choyce EVP & CFO EVP & CFO /s/ Philip A. Choyce /s/ Philip A. Choyce

AGENT AND LENDER : WELLS FARGO BANK, NATIONAL ASSOCIATION , as Agent and Lender By: Name: Seth Setterberg Title: Authorized Signatory /s/ Seth Setterberg